UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
April 10, 2014

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective April 10, 2014, Darryl R. Halbert, the registrant’s vice president, chief financial officer and controller resigned to take a position with an unaffiliated company.

Effective April, 10, 2014, the board of directors elected James W. Brown as the registrant’s vice president, chief financial officer and controller.

Mr. Brown, age 57, has served as vice president, business planning and strategic initiatives of Valhi, Inc., a publicly held parent of the registrant, since 2013.  He served as vice president and chief financial officer of Titanium Metals Corporation, a former publicly held affiliate of the registrant, from 2007 to 2012, and before that as its vice president, corporate finance since 2006.  From 2003 to 2006, he served as vice president and controller of NL Industries, Inc. and Kronos Worldwide, Inc., publicly held affiliates of the registrant.  From 1998 to 2002, he served, when it was publicly held, as vice president and chief financial officer of Software Spectrum, Inc., at the time a global business-to-business software services provider.  From 1994 to 1998, when it was publicly held, Mr. Brown served as vice president, corporate accounting of Affiliated Computer Services, Inc., at the time a provider of business process outsourcing, electronic commerce, technology outsourcing and professional and systems integration services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: April 10, 2014	A. Andrew R. Louis, Secretary